Exhibit 99.1

Natural Health Trends Reports Second Quarter 2022 Financial Results

–	COVID restrictions and lockdowns in China continue to impact our business
–	Generated positive operating income and net income despite challenges
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – August 3, 2022 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•	Revenue of $13.4 million increased 16% compared to $11.5 million in the first quarter of 2022 and decreased 17% compared to $16.2 million in the second quarter of 2021.

•	Operating income was $215,000 compared to operating loss of $383,000 in the first quarter of 2022 and operating income of $385,000 in the second quarter of 2021.

•

Net income was $183,000, or $0.02 per diluted share, compared to net loss of $105,000, or $0.01 per diluted share, in the first quarter of 2022 and net income of $229,000, or $0.02 per diluted share, in the second quarter of 2021.

•	The number of Active Members[1] decreased 3% to 43,020 at June 30, 2022 compared to 44,490 at March 31, 2022, and decreased 8% compared to 46,860 at June 30, 2021.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2022 Financial Highlights

•	Revenue of $24.9 million decreased 16% compared to $29.6 million in the first six months of 2021.

•	Operating loss was $168,000 compared to operating income of $605,000 in the first six months of 2021.

•	Net income was $78,000, or $0.01 per diluted share, compared to $382,000, or $0.03 per diluted share, in the first six months of 2021.

Management Commentary

“We continued to face significant and unpredictable COVID-related disruptions in the second quarter as lockdowns and social restrictions, along with supply chain bottlenecks, persisted in Greater China,” commented Chris Sharng, President of Natural Health Trends Corp. “Despite not being able to host any larger in-person activities, we finished the quarter strong with a well-attended virtual event and our members' positive response to promotional incentives. In June, working closely with our leaders, we rolled out a new virtual training system that incorporates company-sponsored product training and member-led business, motivational and leadership training to better support the ongoing development and engagement of members in the Greater China market.”

Mr. Sharng continued, “We are encouraged about the growth in the European market that emanated from our Swedish team after hosting a successful face-to-face event in April. In other markets outside of Greater China we supported our members both online and in-person through virtual events, incentive trips and local sales initiatives aimed at driving member and customer growth. We remain committed to the fundamentals of our business and to implementing strategies for future growth with the objective of returning value to our shareholders.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $3.5 million in the first six months of 2022, compared to net cash provided by operating activities of $548,000 in the first six months of 2021.
•	Total cash and cash equivalents were $75.6 million at June 30, 2022, down from $79.4 million at March 31, 2022.
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On August 1, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on August 26, 2022 to stockholders of record as of August 16, 2022.

Second Quarter 2022 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2022 financial results today, Wednesday, August 3, 2022 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 3, 2022
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13730852
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1556559&tp_key=8061062de2

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 3, 2022 through 11:59 p.m. Eastern Time on August 17, 2022 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13730852.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 25, 2022 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,633	$83,843
Inventories	5,193	5,257
Other current assets	3,408	4,369
Total current assets	84,234	93,469
Property and equipment, net	430	463
Operating lease right-of-use assets	2,460	3,021
Restricted cash	78	522
Deferred tax asset	289	309
Other assets	541	571
Total assets	$88,032	$98,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$758	$761
Income taxes payable	2,987	1,345
Accrued commissions	3,096	3,636
Other accrued expenses	1,789	1,933
Deferred revenue	6,692	8,536
Amounts held in eWallets	5,441	6,341
Operating lease liabilities	1,131	1,239
Other current liabilities	850	865
Total current liabilities	22,744	24,656
Income taxes payable	9,098	12,130
Deferred tax liability	153	153
Operating lease liabilities	1,489	1,928
Total liabilities	33,484	38,867
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Accumulated deficit	(4,723)	(231)
Accumulated other comprehensive loss	(940)	(492)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	54,548	59,488
Total liabilities and stockholders’ equity	$88,032	$98,355

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$13,360	$16,152	$24,906	$29,621
Cost of sales	3,392	3,934	6,300	7,189
Gross profit	9,968	12,218	18,606	22,432
Operating expenses:
Commissions expense	5,767	6,927	10,507	12,441
Selling, general and administrative expenses	3,986	4,906	8,267	9,386
Total operating expenses	9,753	11,833	18,774	21,827
Income (loss) from operations	215	385	(168)	605
Other income (expense), net	175	(59)	285	(39)
Income before income taxes	390	326	117	566
Income tax provision	207	97	39	184
Net income	$183	$229	$78	$382
Net income per common share:
Basic	$0.02	$0.02	$0.01	$0.03
Diluted	$0.02	$0.02	$0.01	$0.03
Weighted average common shares outstanding:
Basic	11,346	10,968	11,300	10,921
Diluted	11,424	11,424	11,424	11,424

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$78	$382
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	106	156
Noncash lease expense	599	594
Deferred income taxes	12	24
Changes in assets and liabilities:
Inventories	7	53
Other current assets	1,002	(117)
Other assets	1	65
Accounts payable	2	446
Income taxes payable	(1,390)	(1,376)
Accrued commissions	(531)	(37)
Other accrued expenses	(132)	(66)
Deferred revenue	(1,788)	2,629
Amounts held in eWallets	(862)	(1,186)
Operating lease liabilities	(600)	(629)
Other current liabilities	(4)	(390)
Net cash provided by (used in) operating activities	(3,500)	548
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(78)	(147)
Net cash used in investing activities	(78)	(147)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(4,570)	(4,570)
Net cash used in financing activities	(4,570)	(4,570)
Effect of exchange rates on cash, cash equivalents and restricted cash	(506)	(86)
Net decrease in cash, cash equivalents and restricted cash	(8,654)	(4,255)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	84,365	92,892
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$75,711	$88,637
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$77	$400